                              Dated 25th July 1994

                           KAMOTON INVESTMENTS LIMITED
                                   as Landlord

                                       and
                            SUPREME RESOURCES LIMITED
                                    as Tenant

                  -----------------------------------------------

                                TENANCY AGREEMENT

                                      of

                          The whole of the 14th Floor
                          Coda Plaza, 51 Garden Road.
                                   Hong Kong

                  ------------------------------------------------

Term                :       6 years from 1 July 1994
                            with an option to renew
                            for a further term of 3
                            years
Rent                :       1st-3rd year : HK$91,000.00
                            4th-6th year : HK$118,300.00
Service Charges     :       HK$21,762.00

                  ------------------------------------------------

REGISTERED at the Land Registry by
Memorial No.
on                     6084763
    -3 AUG 1994

                          p. Land Registrar


                                Baker & McKenzie
                          14th Floor, Hutchison House
                                    Hong Kong

                                    CONTENTS
                                    --------
Number   Clause Heading                                                 Page
------   --------------                                                 ----

1.       INTERPRETATION   .................................................1

2.       AGREEMENT TO LET   ...............................................2
         Premises   .......................................................2
         Ancillary Rights   ...............................................2
         Term   ...........................................................2
         Payment of Rent   ................................................2

3.       SERVICE CHARGES   ................................................3

4.       TENANT'S AGREEMENTS   ............................................3
4.1      Rent   ...........................................................3
4.2      Rates, Taxes etc   ...............................................3
4.3      Autopay Services   ...............................................3
4.4      Utilities   ......................................................3
4.5      Interest   .......................................................4
4.6      Cleansing and Clearing of Drains   ...............................4
4.7      Fitting Out   ....................................................4
4.8      Repair   .........................................................4
4.9      Window Glass   ...................................................4
4.10     Electrical Installations   .......................................4
4.11     Gas Installations   ..............................................5
4.12     Interior Defects   ...............................................5
4.13     Drains, Pipes, Cables etc   ......................................5
4.14     To Yield Up   ....................................................5
4.15     To Protect Interior   ............................................6
4.16     Water Apparatus   ................................................6
4.17     To Permit Landlord to Enter and View   ...........................6
4.18     To Execute Repair on Receipt of Notice   .........................6
4.19     To Permit Entry   ................................................6
4.20     User   ...........................................................6
4.21     Misuse   .........................................................6
4.22     Storage of Merchandise and Hazardous
         Goods   ..........................................................6
4.23     Arms and Ammunition   ............................................7
4.24     Nuisance, etc   ..................................................7
4.25     Alterations   ....................................................7
4.26     Floor Loading   ..................................................7
4.27     Air-conditioning   ...............................................7
4.28     Partitioning   ...................................................7
4.29     Not to Alter Locks, Bolts, etc   .................................8
4.30     To Comply with Ordinance etc. and
         Crown Lease   ....................................................8
4.31     Inform Landlord of Notices   .....................................8
4.32     Not to Assign, Part with Possession,
         etc   ............................................................8
4.33     Food Restriction   ...............................................9
4.34     Overnight Operations, Guards, etc   ..............................9
4.35     Not to Block Common Parts   ......................................9
4.36     Not to Erect Signs   .............................................9
4.37     Not to Vitiate Insurances   ......................................9
4.38     Restriction on Deliveries   ......................................9
4.39     Indemnity by Tenant   ............................................9
4.40     Exclusion of Landlord's Liability   .............................10
4.41     Observance of Terms of Deed of
         Mutual Covenant   ...............................................10
4.42     Building Rules and House Rules   ................................10
4.43     Cleaning Contractors   ..........................................10

5.       LANDLORD'S AGREEMENTS   .........................................11
5.1      For Quiet Enjoyment   ...........................................11
5.2      To Pay Crown Rent, etc   ........................................11
5.3      To Provide Services   ...........................................11
5.4      Services Outside Service Hours   ................................11

6.       DEPOSIT   .......................................................11

7.       FURTHER PROVISIONS   ............................................12
7.1      Re-Entry   ......................................................12
7.2      Abatement of Rent   .............................................12
7.3      Renaming of Building, etc   .....................................13
7.4      Directory Boards   ..............................................13
7.5      Condonation Not a Waiver   ......................................13
7.6      Costs, Stamp Duties   ...........................................13
7.7      Service of Notices   ............................................13
7.8      Exclusion of Warranties   .......................................14
7.9      Letting Notices   ...............................................14
7.10     Exclusion of Representations and Rights
 ........................14
7.11     Acts of contractors etc   .......................................14
7.12     Regulations   ...................................................14
7.13     Deeds etc   .....................................................14
8.       Option   ........................................................14

First Schedule             Particulars   .................................16
Second Schedule            The Services   ................................17

Signatures   .............................................................18

THIS AGREEMENT is made on the 25 day of July 1994

BETWEEN:

(1) KAMOTON INVESTMENTS LIMITED whose registered office is at 24th Floor, Coda Plaza, 51 Garden Road, Hong, Kong (the "Landlord"); and

(2) SUPREME RESOURCES LIMITED whose registered office is situate at Room 1701, Causeway Bay Plaza, Phase 1, 489 Hennessy Road, Causeway Bay, Hong Kong (the "Tenant").

WHEREBY IT IS AGREED as follows:

1.  INTERPRETATION
    --------------
In this Agreement, unless the context requires otherwise:

1.1 The expression the "Tenant" shall (where context permits) mean and include the party or parties specifically named and shall not include the executors and administrators of any such party or where such party is a corporation its successors in title or any liquidators thereof.

1.2 Where the Tenant comprises more than one individual all covenants undertakings and agreements made by the Tenant herein shall be deemed to be made jointly and severally by all the persons comprising the Tenant.

1.3 "Landlord" includes the person entitled for the time being to the immediate reversion to the term granted hereby.

1.4 "Common Parts" means the pedestrian ways, common entrances, staircases, lifts, roads, forecourts, loading bays, toilet facilities and any other areas within the Building from time to time designated by the Landlord for common use by the tenants and occupiers of the Building and those expressly or by implication authorized by them.

1.5 "Prescribed Rate" means three per centum per annum above the Prime Rate from time to time quoted by The Hongkong And Shanghai Banking Corporation Limited.

1.6   "Services" means the services described in the Second Schedule.

1.7 "Service Media" means the sewers drains gutters pipes ducts wires cables and other conducting media in the Building including any fixings louvres cowls and other covers.

1.8 "Service Hours" means eight a.m. to ten p.m. on Monday to Saturday (inclusive) excluding all public holidays provided that the Landlord may from time to time vary or extend such hours as it may reasonably think fit.

1.9 Words importing the masculine feminine or neuter gender shall include the others of them and words importing the singular number shall include the plural and vice versa.

1.10 Clause headings are for reference only and shall be ignored in construing this Agreement.

2.   AGREEMENT TO LET
     ----------------

The Landlord LETS to the Tenant ALL THOSE the premises (the "Premises") forming part of the building (the "Building") and more particularly described in the First Schedule hereto SUBJECT TO all rights, easements, privileges, restrictions, covenants and stipulations of whatever nature affecting the Premises and TOGETHER WITH the use in common with the Landlord and others having the like right of the Common Parts EXCEPT AND RESERVED unto the Landlord and all persons authorized by the Landlord or otherwise entitled thereto:

2.1 the right of free and uninterrupted passage and running of water, soil, gas, drainage, electricity and all other services or supplies through such sewers, watercourses, conduits, pipes, wires, cables and ducts as are now or may hereafter be in, on or under the Premises and serving or capable of serving the Building or any adjoining or neighbouring property together with the right to enter upon the Premises to inspect repair or maintain any such sewers, watercourses, conduits, pipes, wires, cables and ducts;

2.2 the exclusive right to install in or affix to any part of the Building such flues, pipes, conduits, chimneys, aerials, plant, machinery and other apparatus, signs, placards, posters and other advertising structures whatsoever (whether illuminated or not) as the Landlord shall think fit together with the right to repair maintain service remove or replace the same provided that the Landlord shall cause as little interference as possible to the Tenant and make good any damage caused to the Premises forthwith;

2.3 the right to carry out or consent to the carrying out by any person of any erection of a new building or the rebuilding demolition or alteration of the Building notwithstanding any inconvenience or nuisance caused to the Tenant;

2.4 the right and liberty to enter upon the Premises in the circumstances in which the covenants by the Tenant contained in this Agreement permit such entry;

2.5 the right to subjacent and lateral support from the Premises for the remainder of the Building; and

2.6 the absolute and unfettered right to use the external walls of the Building for whatever purpose the Landlord may deem fit and to assign or delegate such right.


for the term specified in the First Schedule hereto (the "Term") determinable as hereinafter provided PAYING THEREFOR the rent specified in the First Schedule hereto (the "Rent"). The Rent is exclusive of rates and shall be paid in advance without any deduction on the first day of each and every successive calendar month (subject to any rent-free period stated in the said Schedule) the first of such payments to be made on the signing hereof.

3.   SERVICE CHARGES
     ---------------

3.1 The Tenant shall also pay to the Landlord by way of further or additional payments for the provision by the Landlord or the Manager of the Building of the Services the sum specified as service charges in the First Schedule hereto (the "Service Charges") such sum to be paid monthly in advance throughout the Term and on the same days and in the same manner as the payment of Rent hereinbefore mentioned.

3.2 The parties hereto agree that at any time during the Term the Service Charges shall be subject to increase upon the Landlord giving to the Tenant one calendar month's notice in writing of such increase. There shall be no restriction on the amount of increase in the Service Charges or the number of occasions upon which the Landlord may call for an increase in the Service Charges.

4.   TENANT'S AGREEMENTS
     -------------------

The Tenant hereby agrees with the Landlord as follows:

4.1   To pay the Rent and Service Charges in the manner herein stipulated.

4.2 To pay rates charged on the Premises as assessed by the Government quarterly in advance which shall be or be deemed to be payable and due on the first day of the months of January April July and October provided that the first payment thereof shall be paid on the commencement of the tenancy and in the event of the Premises not having been separately assessed to rates by the Government to pay quarterly in advance such sum (not exceeding the amount which would be payable under the Rating Ordinance (Cap.116)) as shall be required by the Landlord as a deposit by way of security for the due payment of rates subject to adjustment on actual rating assessment in respect of the Premises being received from the Government and also to pay and discharge all taxes, assessments, duties, charges, impositions and outgoings of an annual or recurring nature now or hereafter to be imposed or charged on the Premises or upon the owner or occupier in respect thereof by the Government of Hong Kong or other lawful authority other than Crown Rent, Property Tax and expenses of a capital or non-recurring nature.

4.3 To pay the Rent, rates and Service Charges by way of the Autopay Services provided by member banks of The Hong Kong Association of Banks and to sign and return within the period specified by the Landlord such documents as may be necessary for the purpose of establishing such autopayment of Rent, rates and Services Charges, or in such other manner as the Landlord may prescribe by notice in writing to the Tenant from time to time.

4.4 To pay all deposits and charges for electricity, gas, water and telephones at the Premises.

4.5 Without prejudice to any other remedy of the Landlord to pay to the Landlord on demand as additional rent interest on any sum payable under this Agreement at the Prescribed Rate from the due date until payment (as well after as before any judgment).

4.6 To pay on demand to the Landlord any costs incurred by the Landlord in cleansing, clearing repairing or replacing any drains choked or stopped up owing to careless or improper use by the Tenant or its employees customers invitees or licensees.

4.7   (a)   To fit out the Premises at the Tenant's expense in accordance with such plans and specifications as shall have been first submitted to and approved in writing by the Landlord in a good and proper workmanlike fashion and in all respects in a style and manner appropriate to a first class commercial building and so to maintain the same throughout the Term in good repair and condition to the satisfaction of the Landlord.

      (b) The Tenant shall not commence any fitting out works unless and until all necessary approvals licences or permits relating thereto have been obtained from the relevant government departments or authorities and if the Tenant shall for any reason commence any such works prior to obtaining the necessary approvals licences or permits from the relevant government authorities the Tenant shall be solely responsible for the consequences of such unauthorized works.

      (c) The Tenant will not cause or permit to be made any variation to the approved fitting out plans and specifications or to the interior design or layout of the Premises without the previous approval in writing of the Landlord and in the event of such approval being requested it shall be a condition precedent to the granting thereof that the Tenant shall pay to the Landlord any fees and/or costs incurred by it in connection with such request including but not limited to fees of an architect and/or specialist consultant.

4.8 To keep all the interior of the Premises including the flooring and interior plaster or other finishing material or rendering to walls, floors and ceilings and the Landlord's fixtures and fittings therein and all additions thereto including all doors, windows, electrical installations and wiring, gas installations and piping, light fittings, suspended ceiling and fire alarm and fire fighting installations in good clean tenantable substantial and proper repair and condition and properly preserved and painted as may be appropriate from time to time and without prejudice to the generality of the foregoing during the last year of the Term to repaint and decorate the interior of the Premises.

4.9 To reimburse to the Landlord the cost of replacing all broken or damaged window glass in or at the Premises irrespective of the cause of such breakage or damage.

4.10 To repair or replace any electrical installation or wiring within the Premises or the wiring from the Tenant's meter to the Premises if the same becomes dangerous or unsafe or if reasonably so required by the Landlord or by the relevant utility company and in so doing the Tenant shall use only a contractor approved by the Landlord in writing for the purpose.

4.11 To repair or replace any gas installation or piping within the Premises or the piping from the Tenant's meter to the Premises if the same becomes dangerous or unsafe or if reasonably so required by the Landlord or by the relevant utility company and in so doing the Tenant shall use only a contractor approved by the Landlord in writing for the purpose.

4.12 To be wholly responsible for any damage or injury caused to any person whomsoever or property whatsoever directly or indirectly through the defective or damaged condition of any part of the interior of the Premises or of the Landlord's fixtures and fittings therein and to make good the same by payment or otherwise and to indemnify the Landlord against all costs claims demands actions liabilities and legal proceedings whatsoever made upon the Landlord by any person in respect thereof and to effect adequate insurance cover in respect of such risks with such company as the Landlord may at its sole discretion nominate. The policy of such insurance shall be endorsed to show the Landlord as registered owner of the Building or the Premises (as the case may be) and shall be in such amount as may in the opinion of the Landlord be required to cover sufficiently all the risks mentioned above and shall contain a clause to the effect that the insurance cover thereby effected and the terms and conditions thereof shall not be cancelled modified or restricted without the prior consent of the Landlord. The Tenant hereby further undertakes to produce to the Landlord as and when required by the Landlord such policy of insurance together with a receipt for the last payment of premium and a certificate from the insurance company that the policy is fully paid up and in all respects valid and subsisting.

4.13 Insofar as the same may not be part of the interior of the Premises to keep in good clean substantial and proper repair and condition all drains, pipes, cables, wires, ducts, and apparatus associated therewith and any equipment and fittings ancillary thereto which belong to or form part of or solely serve the Premises and to indemnify the Landlord against all costs, claims, demands, actions, liabilities and legal proceedings whatsoever made upon the Landlord by any person in respect of any breach of this covenant.

4.14 To yield up the Premises with all fixtures fittings and additions therein and thereto at the expiration or sooner determination of the Term in good clean substantial and proper repair and condition (fair wear and tear and damage or destruction due to any cause mentioned in Clause 7.2 hereof excepted) AND thereupon to surrender to the Landlord all keys leading to all parts of the Premises and if required by the Landlord to remove at the Tenant's expense all fixtures, fittings, additions, partitions, floor coverings, wall finishes, false ceilings, electrical installations and wirings, erections, and alterations made or installed upon or in the Premises whether by the Tenant or by a previous occupier of the Premises and taken over by the Tenant and to re-instate restore and make good any damage caused by such removal or reinstatement Provided that the Tenant's obligations relating to removal or reinstatement under this Clause may be modified or varied by the Landlord notifying the Tenant in writing that the Landlord proposes without payment of any compensation to retain all or any of the said fixtures, fittings, additions, partitions, floor coverings, erections and alterations which the Tenant is otherwise liable hereunder to remove but subject to this proviso, the Tenant shall re-instate restore and make good the Premises or any part thereof requiring to be re-instated restored or made good and in the event of the Tenant failing so to do the Tenant shall on demand pay to the Landlord the cost of such reinstatement restoration or making good.

4.15 To take all reasonable precautions to protect the interior of the Premises from damage threatened by an approaching storm gale or typhoon.

4.16 At the expense of the Tenant to maintain all toilets and water apparatus located within the Premises (or elsewhere if used exclusively by the Tenant and its employees invitees or licensees) in good clean substantial and proper repair and condition at all times during the Term to the satisfaction of the Landlord and in accordance with the Regulations of the Public Health or other Government Authority concerned.

4.17 To permit the Landlord its agents and all persons authorized by it with or without workmen or others and with or without appliances at all reasonable times after giving reasonable prior notice to enter upon the Premises to view the condition thereof, to take inventories of the fixtures and fittings therein and during the last 3 months of the Term to show the Premises to prospective tenants or purchasers.

4.18 To make good all defects and wants of repair to the Premises for which the Tenant may be liable within the period of one month from the receipt of written notice from the Landlord to make good the same, and if the Tenant shall fail to execute such works or repairs as aforementioned to permit the Landlord or its duly authorized agents to enter upon the Premises and execute the same and the cost thereof shall be a debt due from the Tenant to the Landlord and be recoverable forthwith by action.

4.19 To permit the Landlord and its duly authorized agents at all reasonable times after giving reasonable prior notice (but at any time and without notice in case of emergency) to enter the Premises (and by force if necessary) for the purposes of security, fire fighting or inspecting or carrying out repairs, alterations or additions to or maintenance or renewal of the Building and the services, fixtures and fittings therein.

4.20 Not to use the Premises for any purpose other than such as are specified in the Schedule hereto.

4.21 Not to permit or suffer any part of the Premises to be used for the purpose of gambling or for any illegal, immoral or improper purposes or so as to cause nuisance, annoyance, inconvenience, damage or danger to the Landlord or the occupiers of adjacent or neighbouring premises.

4.22 Not to use the Premises or any part thereof for the storage of goods or merchandise other than in small quantities consistent with the nature of the Tenant's trade or business nor to keep or store or cause or permit to be kept or stored any dangerous goods within the meaning of the Dangerous Goods Ordinance and the regulations thereunder or any statutory modification or re-enactment thereof.

4.23 Not to keep, store, use, bring into or suffer to be kept, stored, used or brought into the Premises or the Building or any part thereof any arms or ammunition (as defined in the Firearms and Ammunition Ordinance).

4.24 Not to make produce or suffer or permit to be made or produced any noise (including but not limited to music or sound produced by broadcasting from television radio and any apparatus equipment or instrument capable of creating producing or reproducing music or sound) or vibration or other acts or things in or on the Premises which is or are or may be a nuisance or annoyance to the Landlord or to the tenants or occupiers of adjacent or neighbouring premises.

4.25 Not to make or permit to be made any alterations in or additions to the Premises or to the electrical and communications wiring, air-conditioning ducting (if any) lighting fixtures or other Landlord's fixtures and fittings or to install any plant equipment apparatus or machinery therein without having first obtained the written consent of the Landlord therefor or to cut, maim, or injure or suffer to be cut, maimed or injured any doors, windows, walls, structural members or other fabric thereof.

4.26 Not to place on any part of the Premises or on the exterior of the Premises any object of any kind including any safe of a weight in excess of 150 lb. or creating a dead load exceeding 50 lb. per square foot at a location not previously approved in writing by the Landlord. Before taking into the Premises any object exceeding such weight or dead load the Tenant shall apply to the Landlord for a written approval to the positioning of the said object. Thereafter the Tenant shall not move such object from the approved location without the written approval of the Landlord first having been obtained. All fees incurred by the Landlord in the obtaining of the approval of the Landlord's architects as to the location of such object shall be borne by the Tenant and payment therefor may be imposed as a pre-requisite to the Tenant receiving such permission.

4.27 Not to install any air-conditioning plant or equipment (either in the windows or elsewhere) machinery or other mechanical apparatus of any kind on or at any part of the Premises without the prior written consent of the Landlord AND in the event of the Tenant installing private air-conditioning units in the Premises or any part thereof with the prior written consent of the Landlord the Tenant shall comply with the directions and instructions of the Landlord regarding installation and shall at its own expense be responsible for their periodic inspection maintenance and repair and for the replacement of defective wiring and the Tenant shall be strictly liable for any damage caused by the installation operation or removal of such units.

4.28 Not to erect install or alter any partitioning of any kind in the Premises or any part thereof without having obtained the Landlord's prior written approval. Any such partitioning or alteration thereof approved by the Landlord shall be constructed or made at such position and with such material and in accordance with such other requirement (if any) as shall be directed or approved by the Landlord. All fees and expenses incurred by the Landlord in obtaining the approval of the Landlord's architects or consultants on the location of such partitioning or alteration shall be borne by the Tenant, including the costs and expenses of the removal or alteration of the fixtures and fittings of the Landlord as may be required by the Landlord and payment therefor to the Landlord as may be imposed as a pre-requisite of the Tenant receiving such permission.

4.29 Not without the prior written consent of the Landlord to install additional locks bolts or other fittings to the entrance doors of the Premises or in any way to cut or alter the same Provided Always that such consent shall not be unreasonably withheld taking into account the nature of the Tenant's business.

4.30 To comply with all ordinances, regulations, bye-laws, rules and requirements of any competent authority in relation to the conduct of the Tenant's business on the Premises and to be answerable and responsible for the consequence of any breach of any such ordinances, regulations, bye-laws, rules and requirements by any occupier of the Premises and not to do anything which would amount to a breach or non-observance of the provisions of the Crown Lease under which the Landlord holds the Premises and to indemnify the Landlord against any breach of the terms of this Clause.

4.31 To notify the Landlord forthwith in writing of the contents of any notice received by the Tenant from any statutory or public authority concerning the Premises or any of the Services.

4.32 Not to transfer assign underlet license share or otherwise part with the possession of the Premises or any part thereof either by way of sub-letting, lending, sharing, or other means whereby any person not a party to this Agreement obtains the use or possession of the Premises or any part thereof for all or any part of the Term and irrespective of whether any rental or other consideration is given for such use or possession and in the event of any purported transfer, assignment, underletting, licensing, sharing or parting with the possession of the Premises (whether for monetary consideration or not) the Landlord shall be entitled to terminate this Agreement and the Tenant shall forthwith thereupon surrender vacant possession of the Premises to the Landlord without prejudice however to the rights of either party in respect of any antecedent breach of any of the covenants, terms and conditions contained herein. The tenancy created pursuant to this Agreement shall be personal to the Tenant named in this Agreement and without in any way limiting the generality of the foregoing, the following acts and events shall, unless approved in writing by the Landlord, be deemed to be breaches of this Clause:

      (a) In the case of a tenant which is a partnership, the taking in of one or more new partners whether on the death or retirement of an existing partner or otherwise;

      (b) In the case of a tenant who is an individual (including a sole surviving partner of a partnership tenant) the death, insanity or other disability of that individual, to the intent that no right to use, possess, occupy or enjoy the

Premises or any part thereof shall vest in the executors, administrators, personal representatives, next of kin, trustee or committee of any such individual;

      (c) In the case of a corporation, any reconstruction, amalgamation, merger or voluntary liquidation;

      (d) The giving by the Tenant of a Power of Attorney or similar authority whereby the donee of the Power obtains the right to use, possess, occupy or enjoy the Premises or any part thereof or does in fact use, possess, occupy or enjoy the same;

      (e)   The change of the Tenant's business name.

4.33 To ensure that all wet garbage and refuse is disposed of by arrangement with and in containers specified by the management of the Building.

4.34 Not to permit or suffer any person to remain in the Premises or the Building overnight without the Landlord's prior written consent. Such consent shall only be given to enable the Tenant to operate its business or to post watchmen to guard the contents of the Premises which shall not be used as sleeping quarters or as domestic premises within the meaning of the Landlord and Tenant (Consolidation) Ordinance or any other enactment or modification thereof for the time being in force.

4.35 Not to place or leave in the Common Parts any boxes, furniture, chattels, refuse or rubbish or otherwise encumber the same.

4.36 Not to erect exhibit or display within or on the exterior of the Premises or the Building any writing sign aerial flagpole or other device whether illuminated or not unless the same and the proposed location thereof shall have previously been approved in writing by the Landlord.

4.37 Not to do or permit to be done any act or thing whereby the policy or policies of insurance on the Premises against damage by fire or against claims by third parties for the time being subsisting may become void or voidable or whereby the rate of premium thereon may be increased, and (if so required) to repay to the Landlord on demand all sums paid by the Landlord by way of increased premium thereon and all expenses incurred by the Landlord in and about any renewal of such policy or policies rendered necessary by a breach of this Clause.

4.38 Not to take delivery of furniture equipment fittings or bulky items in and out of the Building during the hours specified in the Schedule hereto and only in the lift designated for that purpose by the Landlord.

4.39 To indemnify and keep the Landlord fully indemnified from and against all actions proceedings demands costs expense liabilities and claims whatsoever by the tenants and occupiers of any other parts of the Building and any third party in respect of any act or liability caused by or arising from the act, neglect or default (irrespective of whether willful or not) of the Tenant or any invitee or licensee of the Tenant or any workmen servants or persons who are suffered or permitted by the Tenant to be in the Premises or any part thereof.

4.40 Not to hold the Landlord liable in any way to the Tenant or to any person whomsoever in respect of any injury damage or loss of business or other liability whatsoever which may be suffered by the Tenant or by any other person or any property howsoever caused and in particular, but without limitation, caused by or through or in any way owing to:

      (a) any interruption of any of the services hereinbefore mentioned by reason of necessary repair or maintenance of any installations or apparatus or damage thereto or destruction thereof by fire water act of God or other cause beyond the Landlord's control or by reason of mechanical electrical or other defect or breakdown or other inclement conditions or unavoidable shortage of fuel materials water or labour or any cause whatsoever beyond the Landlord's control; or

      (b) the act neglect or default of the tenants and occupiers of any other parts of the Building and their employees agents licensees and invitees; or

      (c) any defect in the supply of electricity or from any surge reduction variation interruption or termination in the supply of electrical power; or

      (d) any typhoon landslide subsidence of the ground escape of fire leakage of water or electric current from the water pipes or electric wiring cables or ducts situate in upon or in any way connected with the Building or any part thereof or dropping or falling of any article object or material whatsoever including cigarette ends, glass or tiles, the escape of water, fire or electricity or vibrations from any floor office or premises forming part of the Building or in the neighbourhood; or

      (e) the defective or damaged condition of the Premises or the Landlord's fixtures therein or any part thereof

4.41 Not to do anything which would amount to a breach or non-observance of the terms, conditions, covenants and restrictions contained or referred to in any Deed of Mutual Covenant relating to the Building and/or the Premises and to indemnify the Landlord against any such breach or non-observance.

4.42 To obey and comply with such Building Rules and House Rules as may from time to time be made or adopted by the Landlord or the Manager of the Building in accordance with any Deed of Mutual Covenant and/or by the Management Committee of the Incorporated Owners of the Building and/or any Management Agreement in relation to the management of the Building.

4.43 To employ for the cleaning of the interior of the Premises only such cleaning contractors as shall have been previously approved by the Landlord and to cause such cleaning services to be carried out only between such hours and on such days as shall have been previously approved by the Landlord provided that the Landlord shall not unreasonably withhold its approval for the purposes of this paragraph.

5.   LANDLORD'S AGREEMENTS
     ---------------------

The Landlord hereby agrees with the Tenant (subject to the Tenant duly paying the Rent Service Charges rates and other outgoings and charges hereinbefore referred to and observing and performing the covenants herein contained) as follows:

5.1 To have quiet possession and enjoyment of the Premises during the Term without any interruption by the Landlord or anyone lawfully claiming under through or in trust for the Landlord.

5.2   To pay the Crown Rent and Property Tax in respect of the Premises.

5.3   To use its reasonable endeavours to provide the Services.

5.4 If the Tenant shall so request and subject to the Tenant giving such notice as the Landlord may reasonably require that the Tenant wishes any of the Services outside the Service Hours to endeavour to provide such of the Services requested by the Tenant at the cost of the Tenant during such period outside the Service Hours as may be reasonably practicable from time to time.

6.   DEPOSIT
     -------

6.1 Upon the signing hereof the Tenant shall provide an unconditional and irrevocable bank guarantee (the "Bank Guarantee") in favour of the Landlord in the amount specified as Deposit in the Schedule hereto to secure the due performance and observance of the Tenant's covenants restrictions, stipulations and conditions herein contained. The Bank Guarantee shall be held by the Landlord throughout the currency of this Agreement with the right for the Landlord (without prejudice to any other right or remedy hereunder) to enforce the Bank Guarantee and claim the amount of any Rent and other charges payable hereunder and any costs expenses losses or damages sustained by the Landlord as the result of any non-observance or non-performance by the Tenant of any of the said covenants, restrictions, stipulations or conditions.

6.2 At the expiration or sooner determination of the Term if there shall be no outstanding breach of any of the covenants, restrictions, stipulations and conditions herein contained and on the Tenant's part to be observed and performed the Landlord will release the Bank Guarantee within 30 days after the Tenant shall have surrendered to the Landlord vacant possession of the Premises but if there shall be any money due to the Landlord, the Landlord may claim under the Bank Guarantee for payment of such sums due, and if there shall be any breach of any of the said covenants, restrictions, stipulations and conditions on the part of the Tenant to be observed and performed the Landlord shall claim under the Bank Guarantee for such amount as shall be required towards remedying such breach insofar as this may be possible without prejudice to any of the Landlord's rights or remedies hereunder.

6.3 In the event that the Landlord assigns this Tenancy Agreement during its currency, the Tenant shall in replacement of the Bank Guarantee provide a similar bank guarantee in favour of the Landlord's assignee who shall covenant to hold the replacement bank guarantee on the same term as referred to in Clause 6 hereof.


7.   FURTHER PROVISIONS
     ------------------

IT IS HEREBY AGREED AND DECLARED as follows:

7.1 If the Rent, Service Charges or any other sums payable hereunder or any part thereof shall be unpaid for 15 days after the same shall have become payable (whether formally demanded or not) or if there shall be any breach non-observance or non-performance of any of the covenants, restrictions, stipulations and conditions herein contained and on the part of the Tenant to be observed or performed or if the Tenant shall become bankrupt or being a corporation go into liquidation (except for the purposes of amalgamation or reconstruction) it shall be lawful for the Landlord at any time thereafter to re-enter into and upon the Premises or any part thereof in the name of the whole and thereupon this Agreement shall absolutely determine but without prejudice to any right of action of the Landlord in respect of any breach non-observance or non-performance by the Tenant of any of the terms of this Agreement. All costs and expenses incurred by the Landlord in demanding payment of the Rent and other charges aforesaid (if the Landlord elects to demand) arising out of this Clause shall be paid by the Tenant and shall be recoverable from the Tenant as a debt or be deductible by the Landlord from any deposit held by the Landlord hereunder.

7.2 If the Premises or any part thereof shall be rendered unfit for commercial use or inaccessible by fire, typhoon, act of God, force majeure or any other cause beyond the control of the Landlord (other than on account of the Tenant's act neglect or default) and the policy or policies of insurance effected by the Landlord shall not have been vitiated or payment of the policy moneys refused in whole or in part in consequence of any act or default of the Tenant or if the Premises shall be condemned as a dangerous structure or a demolition order or closing order shall become operative in respect of the Premises then the Rent or a fair proportion thereof according to the nature and extent of the damage sustained or order made (the determination of which by the Landlord shall be final and conclusive and be binding on the Tenant) shall forthwith abate and cease to be payable until the same shall have been again rendered fit for commercial use and accessible PROVIDED that:

      (a) if the Landlord shall consider it uneconomical to repair rebuild or replace the Premises whether or not in the same form or if any competent authority shall refuse permission for or otherwise prevent any rebuilding or replacement or if owners of other premises in the Building shall prevent rebuilding or replacement the Tenant shall be entitled within one month of the notification by the Landlord of its decision or such refusal or prevention as the case may be subject to there having been no breach of its obligations hereunder forthwith to terminate this Agreement by serving written notice on the Landlord without prejudice to any antecedent claims or causes of action which either party hereto may have against the other hereunder or,

      (b) if the Premises shall not be repaired or reinstated within six months of their being rendered unfit for commercial use or inaccessible either party hereto may terminate this Agreement by giving not less than one month's notice in writing to the other and upon the expiration of such notice this Agreement shall absolutely determine but without prejudice as aforesaid.

7.3 The Landlord shall at any time and from time to time during the Term be entitled to change the name of the Building or any part or parts thereof and the Landlord shall not be liable for any costs or expenses incurred by the Tenant as a result of such change.

7.4 The Tenant shall pay the Landlord immediately upon demand the cost of affixing repairing or replacing as necessary the Tenant's name in lettering on the directory board at the entrance to the Building and on the directory board on the floor on which the Premises are situated.

7.5 No condoning, excusing or overlooking by the Landlord of any default, breach, non-observance or non-performance by the Tenant at any time of any of the agreements stipulations terms and conditions herein contained shall operate as a waiver of the Landlord's rights hereunder in respect of any continuing or subsequent default, breach, non-observance or non-performance or so as to defeat or affect in any way the rights and remedies of the Landlord hereunder in respect of any such continuing or subsequent default or breach and no waiver by the Landlord shall be inferred from or implied by anything done or omitted by the Landlord, unless expressed in writing and signed by the Landlord. Any consent given by the Landlord shall operate as a consent only for the particular matter to which it relates and shall in no way be considered as a waiver or release of any of the provisions hereof nor shall it be construed as dispensing with the necessity of obtaining the specific written consent of the Landlord in future, unless expressly so provided.

7.6 The stamp duty payable on this Agreement shall be borne by the parties hereto in equal shares but the land registration fee (if any) shall be paid by the Tenant. Each party shall bear its own solicitors' costs.

7.7 Any notice required to be served on the Tenant shall be sufficiently served if delivered to or dispatched by registered post to or left at the Premises or at the registered office or last known address in Hong Kong of the Tenant and any notice required to be served on the Landlord shall be sufficiently served if delivered to or dispatched by registered post to or left at the registered office of the Landlord in Hong Kong or any other address which the Landlord may notify to the Tenant from time to time. A notice sent by registered post shall be deemed to be given at the time when in due course of post it would be delivered at the address to which it is sent.

7.8 The Landlord does not represent or warrant that the Premises are suitable for the use or purposes specified in the First Schedule hereto and the Tenant shall satisfy itself or shall be deemed to have satisfied itself that they are suitable for the purpose for which they are to be used and the Tenant hereby agrees that it will at its own expense apply for any requisite licences or permits from all Government or Public Authorities in respect of the conduct of the Tenant's business in the Premises and shall execute and comply with all Ordinances, Regulations, Orders, Notices or Rules made by all competent Government or Public Authorities in connection with such business as aforesaid AND the Tenant hereby further agrees to indemnify the Landlord in respect of any breach by the Tenant of this Clause.

7.9 During the three months immediately before the expiration or sooner determination of the Term the Landlord shall be at liberty to affix and maintain without interference upon any external part of the Premises a notice stating that the Premises are to be let or sold and such other information in connection therewith as the Landlord shall reasonably require.

7.10   (a)   This Agreement sets out the full agreement between the parties hereto. No other warranties or representations have been made or given relating to the Landlord, the Tenant, the Building, or the Premises or if any warranty or representation has been made the same is hereby waived.

      (b) Nothing herein contained shall confer on the Tenant any right, interest, privilege, easement or appurtenance whatsoever mentioned or referred to in Section 16(l) of the Conveyancing and Property Ordinance (Cap.219) save those expressly set out herein.

7.11 For the purpose of this Agreement, any act, default, neglect or omission of any contractor, servant, agent, licensee or visitor of the Tenant shall be deemed to be the act, default, neglect or omission of the Tenant.

7.12   (a)   The Landlord shall be entitled from time to time and by notice in writing to the Tenant to make introduce and subsequently amend adopt or abolish if necessary such Regulations as it may consider necessary for the proper operation and maintenance of the Building.

      (b) Such Regulations shall be supplementary to the terms and conditions contained in this Agreement and shall not in any way derogate from such terms and conditions. In the event of conflict between such Regulations and the terms and conditions of this Agreement the terms and conditions of this Agreement shall prevail.

7.13 If at any time during the Term, the Landlord shall sell or otherwise assign a part or parts of the Premises ("a Sold Part"), the Tenant shall enter such deed or deeds as the Landlord may require for the purpose of (i) apportioning the rent and other charges payable under this Agreement and
(ii) for the release of the Landlord's covenants hereunder (meaning the Landlord hereunder and its successors in title and assigns of the Premises excluding any Sold Part) in respect of a Sold Part and for the assumption by the Purchaser of such Sold Part of the Landlord's covenants hereunder in respect of such Sold Part and (iii) the Tenant covenanting directly with the Purchaser of a Sold Part to observe and perform the Tenant's covenants hereunder in respect of the Sold Part.

8.   OPTION
     ------

8.1 If the Tenant wishes to take a tenancy of the Premises for a further term of three years from the expiration of the Term at the rent and on the terms and conditions hereinafter mentioned and shall not less than six months before the expiration of the Term give to the Landlord notice in writing of such its desire and if it shall have paid the rent hereby reserved and shall have performed and observed all the terms and conditions herein contained and on its part to be performed and observed up to the expiration of the Term then the Landlord will let the Premises to the Tenant for a further term of three years from the 1 July 2000 at the then current market rent such rent to be determined in manner hereinafter provided or the Rent specified in this Agreement which is higher and subject in all other respects to the same stipulations as are herein contained except this clause for renewal and any rent-free period allowed to the Tenant.

8.2 The rent payable for the said further term (the "new rent") shall be notified by the Landlord to the Tenant and shall be agreed between the parties hereto not less than two months immediately prior to the expiration of the Term Provided that in the event of a failure by the parties hereto to agree on the new rent the same shall be determined by an independent professional valuer or firm of professional valuers (the "valuer") to be appointed jointly by the parties hereto in writing or in the absence of agreement on the identity of the valuer not less than one month prior to the expiration of the Term the valuer shall be appointed (on the application of either party) by the Chairman for the time being of the Royal Institution of Chartered Surveyors (Hong Kong Branch). The valuer shall act as an expert and not as an arbitrator and the valuer's decision shall be conclusive and binding on the parties hereto.

8.3 In determining the current market rent for the Premises the valuer shall:

8.3.1   make the following assumptions:

        (a) that no work has been carried out on the Premises by the Tenant its subtenants or their predecessors in title during the Term which has diminished the rental value of the Premises;

        (b) that if the Premises have been destroyed or damaged they have been fully restored;

        (c) that the agreements contained in this Agreement on the part of the Tenant have been fully performed and observed;

        (d) that the Premises are available to let by a willing landlord to a willing tenant by one Agreement without a premium being paid by either party and with vacant possession;

        (e) that the Premises are ready for and fitted out and equipped for immediate occupation and use for the purpose or purposes required by the willing tenant referred to in paragraph (d) and that all the services required for such occupation and use are connected to the

Premises;

        (f) that the Agreement referred to in paragraph (d) contains the same terms as this Agreement except the amount of the rent and any rent free period allowed to the Tenant for fitting out the Premises for its occupation and use at the commencement of the Term;

8.3.2   and shall disregard the following matters:

        (a) any effect on rent of the fact that the Tenant or its predecessors in title have been in occupation of the Premises;

        (b)   any goodwill attributable to the Tenant's business;

        (c) any increase in rental value of the Premises attributable to the existence at the expiration of the Term of any improvement to the Premises carried out by the Tenant with consent where required otherwise than in pursuance of an obligation to the Landlord or its predecessors in title.

8.4 Until the new rent shall have been determined in accordance with sub-clause 8.2 above, the Tenant shall pay to the Landlord on account of the new rent the existing monthly rent for the Premises and within twenty-one days of such determination the Tenant shall pay to the Landlord any shortfall between the new rent and the payments made by the Tenant on account.

8.5    The cost and expenses of the valuer shall be borne by the Tenant.

                               THE FIRST SCHEDULE
                               ------------------
                                  Particulars
                                  -----------

BUILDING               :    ALL THAT building or buildings erected or to
                            be erected on INLAND LOT NO.8694 Garden
                            Road, Hong Kong and intended to be known as CODA PLAZA.

PREMISES               :    The whole of the 14th Floor of the Building
                            shown for the purposes of identification only coloured pink on the plan annexed hereto.

TERM                   :    Commencement Date: 1 July 1994

                            Expiry Date:      30 June 2000

RENT                   :    1st-3rd year : HK$91,000.00 per month
                                           exclusive
                            4th-6th year : HK$118,300.00 per month
                                           exclusive

RENT FEE PERIOD        :    Two and a half months from 1 July 1994
                            (Provided that the Tenant shall be liable for the rates, Service Charges and all other outgoings m respect of the Premises)

RENT COMMENCEMENT
DATE                   :    16 September 1994

SERVICE CHARGES        :    HK$21,762.00 (or as changed pursuant to
                            Clause 3.2 hereof)

DEPOSIT                :    HK$338,286.00


USER                   :    As a first class beauty parlour



                               THE SECOND SCHEDULE
                               -------------------
                                 The Services
                                 ------------

1. Maintaining cleaning repairing replacing and renewing repainting redecorating or otherwise treating as the Landlord shall consider appropriate the Building and the Service Media and any signs on or giving directions to the
Building (except where any tenant or occupier of the Building is liable for the same).

2. Operating inspecting maintaining cleaning repairing replacing and renewing the lights in the Common Parts the lifts and lift machinery the boilers and heating and cooling plant the water and other meters the fire detection alarm prevention and fighting equipment and security services and systems and generators the telephone and communication systems and all plant and machinery at the Building.

3. Cooling the Building to reasonably acceptable standards during the Service
Hours.

4.   Procuring the supply of water and sewerage services to the Building.

5. Providing (where appropriate) toilet requisites and hygiene services in the lavatories in the Common Parts including the supply maintenance repair and renewal of associated receptacles plant and equipment.

6. Planting maintaining tending and replanting any landscaped areas at the Building.

7. Keeping the Building clean and tidy and cleaning the outside of the windows of the Building.

8. Disposing of refuse from the Building including its collection (and if deemed appropriate by the Landlord its compaction) and the provision of associated receptacles plant and equipment.

9. Providing staff and administration and providing replacing and renewing machinery and equipment in each case required to provide the services referred to in this Schedule.

10. Effecting insurance cover in respect of the Building against such risks as the Landlord deems appropriate from time to time.

11. Providing any other service which the Landlord shall reasonably think appropriate for the benefit of the Building its facilities and amenities and the tenants of the Building or any of them or visitors to it.


AS WITNESS the hands of the parties hereto the day and year first above written.






SIGNED by Mr. Richard Tong              )     KAMOTON INVESTMENTS LIMITED
for and on behalf of                    )
the Landlord whose signature            )     /S/Richard Tong
is verified by:                         )                    Director



/S/Steve S.F. Woo
Steve S.F. WOO
Solicitor
Hong Kong


SIGNED by SERLEO LUK,                   )      For and on behalf of
          NGAI KEUNG                    )      SUPREME RESOURCES LIMITED
for and on behalf of                    )
the Tenant in the                       )      /S/Ngai Keung Luk
presence of:                            )      Authorized Signature(s)
/S/ Darrie Lam
Darrie Lam
Company Secretary